Exhibit 99.1

RYVYL Announces 2024 Preliminary Revenue of $56.0 Million and Introduces 2025 Revenue Guidance of $80 Million to $90 Million

- Expects 2025 gross margin to expand to mid-40s percentage -

SAN DIEGO, CA, Feb. 25, 2025 (GLOBE NEWSWIRE) -- RYVYL Inc. (NASDAQ: RVYL) (“RYVYL” or the “Company”), a leading innovator of payment transaction solutions leveraging electronic payment technology for diverse international markets, announced it expects to report 2024 total revenue of $56.0 million, within the range of 2024 full year revenue guidance of $56 million to $60 million. Management intends to report financial results in mid-March 2025.

“Robust business development and sales initiatives in 2024 have positioned us to resume strong growth in 2025,” said Fredi Nisan, CEO of RYVYL. “In addition, our efforts to grow our high-margin, banking-related revenue at RYVYL EU are coming to fruition. Our product mix has been shifting. As this continues, we expect to drive significantly higher overall gross margin in 2025.”

RYVYL 2025 Guidance

Based on the strength of its RYVYL EU as well as newly signed business and a solid pipeline for both RYVYL EU and NEMS, the Company expects 2025 revenue to be in the range of $80 million to $90 million. This represents over 50% growth at the mid-point of the range in comparison to 2024 preliminary revenue results. The Company also expects to increase gross margins to the mid-40s percent, which would yield a positive annual adjusted EBITDA and positive operating cash flow in the second half of the year.

The foregoing guidance is based on the Company’s continuation of the business, as currently conducted. On January 24, 2025, the Company entered into an agreement with a financing source that was structured as a pre-funded asset sale with a 90-day closing period, which ends on April 23, 2025 and may be extended an additional 30 days to May 23, 2025, if the Company pays $500,000 for such extension. Shares in the Company’s RYVYL EU subsidiary were placed in escrow during the closing period. Although there are no guarantees, the Company intends to terminate the asset sale within the closing period by paying $16.5 million in consideration of such termination. The Company’s financial guidance for 2025 is based on fully retaining its RYVYL EU subsidiary.

Strengthened Balance Sheet

With the recent January 27, 2025 payment of $13.0 million to the Securityholder, the outstanding balance of the Series B Convertible Preferred Stock (“Preferred Stock”) was fully retired and the 8% Senior Secured Note (the “Note”) balance was reduced to $4.0 million. The Company previously had converted $55.0 million of the Note principal into the Preferred Stock.

George Oliva, CFO of RYVYL, stated, “I am very pleased that the net effect of these two transactions was to increase shareholder equity by over $50 million without any associated dilution to the common shareholders. We expect the impact of this balance sheet restructuring will lower the cost of capital as we invest in our growth in 2025.”

The Company has recently filed an S-1 registration statement to raise up to $24 million, including the overallotment, and intends to explore all fund- raising options, including term debt, equity or some combination to fund the termination payment of $16.5 million. There is an option to extend the closing period 30 days to May 23, 2025, in exchange for a payment of an additional $500,000.

Transaction Processing Volumes as a Percentage of Revenue

Transaction processing volumes in the Company’s merchant acquiring business is one measure of the Company’s business, and this has been correlated with overall revenue growth. The Company is providing the following additional information regarding processing volumes in relation to revenue for the period from January 1, 2021 through December 31, 2024 (estimated). During this period, the blended percentage has been trending lower due to the rapid growth in the Company’s International business, which, as compared to North America, has a higher mix of banking revenues that carry a lower residual rate versus acquiring. The Company expects this trend to continue in 2025 as its International revenue is expected to increase as a percentage of total revenue compared to 2024.

$ in Millions

	2021	2022	2023	2024E	Q1 24	Q2 24	Q3 24	Q4 24E
Processing
North America	$1,514.5	$1,000.5	$1,360.0	$738.5	$239.0	$152.6	$170.6	$176.3
International	-	$683.0	$1,690.0	$3,746.4	$755.0	$902.1	$952.3	$1,137.1
Total	$1,514.5	$1,683.5	$3,050.0	$4,485.0	$994.0	$1,054.6	$1,122.9	$1,313.5
Revenue
North America	$26.4	$28.6	$48.9	$18.2	$9.7	$3.0	$2.8	$2.7
International	-	$4.3	$16.9	$37.8	$7.1	$8.9	$10.4	$11.4
Total	$26.4	$32.9	$65.9	$56.0	$16.8	$11.9	$13.2	$14.1
Revenue as %Processing
North America	1.7%	2.9%	3.6%	2.5%	4.1%	2.0%	1.6%	1.5%
International	-	0.6%	1.0%	1.0%	0.9%	1.0%	1.1%	1.0%
Total	1.7%	2.0%	2.2%	1.2%	1.7%	1.1%	1.2%	1.1%

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging electronic payment technology for diverse international markets, RYVYL is a leading innovator of payment transaction solutions reinventing the future of financial transactions. Since its founding as GreenBox POS in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. As a result, the platform can log immense volumes of immutable transactional records at the speed of the internet for first-tier partners, merchants, and consumers around the globe. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding timely payment of the second tranche, the benefit to stockholders from the repayment of the Note and repurchase of the Preferred Stock, and the timing and expectation of revenues from the license described herein and are charactered by future or conditional words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the licensee understands and complies with various banking laws and regulations that may impact the licensee’s ability to process transactions. For example, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with operators of certain industries - particularly industries with heightened cash reporting obligations and restrictions - as a result of which, banks may refuse to process certain payments and/or require onerous reporting obligations by payment processors to avoid compliance risk. These statements are also subject to any damages the Company could suffer as the result of previously announced litigation or actions of any governmental agencies. These and other risk factors affecting the Company are discussed in detail in the Company’s periodic filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether because of the latest information, future events or otherwise, except to the extent required by applicable laws.

Disclaimer Regarding Financial Information

The financial information presented in this press release, for the year ended December 31, 2024, is based on preliminary financial statements prepared by management, for the year ended December 31, 2024. Accordingly, such financial information may be subject to change. All such information contained in this press release will be qualified with reference to the audited financial results for the year ended December 31, 2024, which the Company intends to release or before March 13, 2025, and in any event by March 31, 2025, and will be posted on www.sec.gov. While the Company does not expect there to be any material changes to the financial information provided in this press release, any variation between the Company’s actual results and the preliminary financial information set forth herein may be material.

IR Contact:

David Barnard, Alliance Advisors Investor Relations, 415-433-3777, ryvylinvestor@allianceadvisors.com